Exhibit 10.9

EXECUTION COPY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PURCHASE AND SALE AGREEMENT

DATED AS OF FEBRUARY 2, 2017

BETWEEN

PORTOLA PHARMACEUTICALS, INC.,

AS SELLER,

AND

THE ENTITIES MANAGED BY

HEALTHCARE ROYALTY MANAGEMENT, LLC IDENTIFIED HEREIN,

COLLECTIVELY AS PURCHASER

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(cont’d)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(cont’d)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(cont’d)

Schedule 1.1	Knowledge Persons
Schedule 4.11	Patent Rights
Schedule 4.14(a)	Material Contracts
Exhibit A	Form of Bill of Sale
Exhibit B	Form of Press Release
Exhibit C	Basic Intercreditor Terms
Exhibit D	Second Closing Condition

Annex I	Purchaser Entities

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of February 2, 2017 is between PORTOLA PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”), and the entities managed by HealthCare Royalty Management, LLC set forth on Annex I (collectively, the “Purchaser”). Each of Seller and Purchaser are referred to in this Agreement as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Seller is developing the product andexanet alfa for the purposes of sale in the Territory (including in the United States under the trademark AndexXaTM) for use in reversing anticoagulation caused by Factor Xa inhibitors; and

WHEREAS, the Seller desires to sell, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller, the Purchased Receivables described herein, upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1           Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Additional Collateral” means all of Seller’s right, title and interest in, to and under, the following property, whether now owned or hereafter acquired:

(a)            the Collection Account and the Disbursement Account;

(b)            all rights (contractual and otherwise and whether constituting accounts, contract rights, financial assets, cash, investment property or general intangibles) arising under, connected with or in any way related to the Collection Account and the Disbursement Account; and

(c)            all proceeds resulting from the assets described in the foregoing clauses (a) and (b).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities entitled to elect the board of directors or management board, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Annual Net Sales” means, with respect to any Calendar Year, the aggregate amount of worldwide Net Sales in the Territory for that Calendar Year.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Tiered Percentage” means the percentage based on the applicable portion of Annual Net Sales and the Purchase Amount, as set forth in the chart below, and calculated as follows: (a) with respect to a Purchase Amount pursuant to Section 2.2(a) only, the percentage set forth in the applicable row of column 1, or (b) with respect to a Purchase Amount pursuant to both Section 2.2(a) and Section 2.2(b), the sum of (i) the percentage set forth in the applicable row of column 1, plus (ii) the percentage set forth in the applicable row of column 2:

Royalty Tiers based on Annual Net Sales	1. If the Purchase Amount is Pursuant to Section 2.2(a) Only	2. If the Purchase Amount is Pursuant to Section 2.2 (b), Add to Column 1:

A. Portion of Annual Net Sales less than or equal to $150,000,000	2.0%	5.85%
B. Portion of Annual Net Sales exceeding $150,000,000 and less than or equal to $[*]	2.0%	[*]%
C. Portion of Annual Net Sales in excess of $[*]	2.0%	1.58%

provided that as illustrated in the financial analysis separately provided and agreed to by the Parties, (a) if the Approval Condition has not been satisfied before [*] then each of the percentages set forth in the applicable rows of column 1 shall be increased by [*]% for each Calendar Quarter, starting with [*], until [*] and, in addition, (b) if the Manufacturing Approval Condition has not been satisfied before October 1, 2018, then each of the percentages set forth in the applicable row of column 1 shall be increased by [*]% for each Calendar Quarter starting with [*], until [*].

“Approval Conditions” means either (a) the satisfaction of the condition set forth on Exhibit D, or (b) the receipt from the EMA of Marketing Authorization for the Included Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Bankruptcy Event” means the occurrence of any of the following in respect of a Person: (a) such Person shall generally not, shall be unable to, or an admission in writing by such Person of its inability to, pay its debts as they come due or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or clause (b) above; or (d) without the consent or acquiescence of such Person, the commencement of an action seeking entry of an order for relief or approval of a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, or, without the consent or acquiescence of such Person, the commencement of an action seeking entry of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“Bill of Sale” means that certain bill of sale dated as of the Closing Date executed by the Seller and the Purchaser substantially in the form of Exhibit A.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Calendar Quarter” means, for the first calendar quarter, the period beginning on the Closing Date and ending on the last day of the calendar quarter in which the Closing Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Calendar Year” means (a) for the first such Calendar Year the period beginning on First Commercial Sale of the Included Product and ending on December 31 of the year in which such First Commercial Sale occurs, (b) for each year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last year of the Term, the period beginning on January 1 of the year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“CDA” means the Confidentiality Agreement dated as of [*] by and between HealthCare Royalty Management, LLC and the Seller.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” means the Initial Closing Date or Subsequent Closing Date, as applicable.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collateral” means the Additional Collateral and, in the event of a Recharacterization, the Purchased Receivables and the proceeds thereof.

“Collection Account” means the deposit account established and maintained at any Depositary Bank solely for the purpose of receiving remittance of proceeds of accounts and royalty receivables of the Seller arising from sales of the Included Product and disbursement thereof as provided herein, and any successor Collection Account entered into in accordance with Section 3.2(c).

“Combination Product” means an Included Product that is comprised of or contains the Compound in addition to one or more additional active ingredients (whether co-formulated or co-packaged) that are neither the Compound nor generic or other non-proprietary compositions of matter. Pharmaceutical dosage form vehicles, adjuvants and excipients shall be deemed not to be “active ingredients”.

“Commercialization” means, on a country-by-country basis, any and all activities with respect to the manufacture, distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Included Product in a country after Marketing Authorization for the Included Product in that country has been obtained, which shall include, as applicable, post-marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Included Product, importing, exporting or transporting the Included Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.

“Commercially Reasonable and Diligent Efforts” means, with respect to the efforts to be expended with respect to any Included Product in any country or regulatory jurisdiction, such efforts and resources normally used by a reasonably prudent company of a size and product portfolio comparable to Seller and its Subsidiaries in the biopharmaceutical industry, taken as a whole, in such applicable country or jurisdiction, with respect to a pharmaceutical product for which the same regulatory approval is held as that of the Included Product, which pharmaceutical product is owned or licensed in the same manner as such Included Product, which pharmaceutical product is at a similar stage in its product life and of similar market and profit potential as such Included Product, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in such country or jurisdiction, pricing/reimbursement for the pharmaceutical product in such country or jurisdiction relative to other countries and jurisdictions, the intellectual property and regulatory protection of the pharmaceutical product in such country or jurisdiction, the regulatory structure in such country or jurisdiction and the profitability of the pharmaceutical product in such country or jurisdiction, all as measured by the facts and circumstances in existence at the time such efforts are due.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Competitor” means any person engaged in the development, sale or marketing of a product that is [*]. “Compound” means andexanet alfa, a modified human fXa protein [*].

“Confidential Information” means any and all technical and non-technical non-public information provided by either Party to the other (including, without limitation, the reports provided pursuant to Section 3.5 and any notices or other information provided pursuant to Section 6.4), either directly or indirectly, whether in graphic, written, electronic or oral form, and marked or identified at the time of disclosure as confidential, or which by its context would reasonably be deemed to be confidential, including without limitation information relating to a Party’s technology, products and services, and any business, financial or customer information relating to a Party. The existence and terms of this Agreement shall be deemed the Confidential Information of both Parties. For clarity, this Agreement shall supersede the CDA and the CDA shall cease to be of any force and effect following the execution of this Agreement; provided, however, that all information falling within the definition of “Confidential Information” set forth in the CDA shall also be deemed Confidential Information disclosed pursuant to this Agreement, and the use and disclosure of such Confidential Information following the date of this Agreement shall be subject to the provisions of Article VIII.

“Deposit Agreement” means the deposit account control agreement entered into by the Depositary Bank, the Purchaser Representative and the Seller (and any Permitted Debt Creditors, if applicable), which shall be in form and substance reasonably acceptable to the Purchaser Representative and the Seller, as amended, supplemented or otherwise modified from time to time and any replacements thereof.

“Depositary Bank” means [*] or such other bank or financial institution approved by each of the Purchaser and Seller, including any successor Depositary Bank appointed pursuant to Section 3.2(c).

“Disbursement Account” means the deposit account established and maintained at any Depositary Bank into which funds from the Collection Account are swept in accordance with instructions provided by the Seller and approved by the Purchaser, and any successor Disbursement Account entered into in accordance with Section 3.2(c).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Disputes” has the meaning set forth in Section 4.11(e).

“Dollar” or the sign “$” means United States dollars.

“EMA” means the European Medicines Agency or any successor agency or authority thereto.

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.3.

“Exploit” shall mean, with respect to any Included Product, the development, process of seeking regulatory approval, manufacture, use, sale, offer for sale (including marketing and promotion), importation, distribution or other Commercialization; and “Exploitation” shall have the correlative meaning.

“FDA” means the U.S. Food and Drug Administration or any successor agency or authority thereto.

“First Commercial Sale” means, with respect to the Included Product in the Territory, the first arm’s-length sale, transfer or disposition for value to a Third Party of the Included Product in any country in the Territory after Marketing Authorization for the Included Product has been obtained in such country; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Licensee unless the Affiliate or Licensee is the ultimate end user of the Included Product or (b) any use of the Included Product in clinical trials, pre-clinical studies or other research or development activities, or disposal or transfer of the Included Product for a bona fide charitable purpose.

“GAAP” means generally accepted accounting principles in effect as the standard financial accounting guidelines in the United States from time to time (consistently applied and on a basis consistent with the accounting policies, practices, procedures, valuation methods and principles used in preparing the Seller’s financial statements), and any successor thereto. For clarity, to the extent a transition in generally accepted accounting principles would substantively change the recognition of revenue with respect to Net Sales (as currently defined) and its calculation as set forth this Agreement, then the Parties shall meet and discuss in good faith an adjustment payment and amendment to the definitions hereunder to address the changes in accounting principles affecting the calculation of the Purchased Receivables.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Government Receivable” means Medicare, Medicaid and other accounts receivables under which any Governmental Authority of or within the United States is the account debtor and Applicable Law requires title to such accounts receivables to remain with the Seller.

“Included Product” means any pharmaceutical or biological composition containing the Compound, including the product currently trademarked in the United States as AndexXaTM. For clarity, references in this Agreement to “an” Included Product or to “the” Included Product refer to any Included Product.

“Included Product Payment Amount” means, for each Calendar Quarter, an amount equal to the Applicable Tiered Percentage multiplied by the Quarterly Net Sales for such Calendar Quarter. [*] Notwithstanding the foregoing, on a country-by-country basis, if, in any given Calendar Quarter, (a) there is no Valid Claim in such country (a “Non-Patent Right Country”) where Net Sales are being made by a Licensee (and not by Portola or any Affiliate), and (b) the Licensee Net Sales Percentage applicable to the Quarterly Net Sales of the Included Product in such Non-Patent Right Country is less than the Applicable Tiered Percentage on Quarterly Net Sales in countries in which a Valid Claim exists, then the Included Product Payment Amount payable on Quarterly Net Sales for such Non-Patent Right Country shall be an amount equal to the Licensee Net Sales Percentage multiplied by the Quarterly Net Sales in such Non-Patent Right Country, solely during such Calendar Quarters in which the foregoing subsection (b) applies. [*]

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services (except (i) trade accounts payable that arise in the ordinary course of business, (ii) payroll liabilities and deferred compensation, and (iii) any purchase price adjustment, royalty, earnout, milestone payments, contingent payment or deferred payment of a similar nature incurred in connection with any license, lease, contract research and clinic trial arrangements or acquisition), (d) any obligation of such Person as lessee under a capital lease (under GAAP as in effect on the date hereof), (e) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (f) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other guaranty issued by such other Person, (g) any Indebtedness of others secured by a Lien on any asset of such Person and (i) any Indebtedness of others guaranteed by such Person; provided that intercompany loans among the Seller and its Affiliates shall not constitute Indebtedness.

“Initial Closing Date” has the meaning set forth in Section 7.1.

“Instruction to Payors” means the written instruction delivered in accordance with Section 3.2(a) to Licensees and other account debtors in respect of sales and other dispositions of the Included Product.

“Key Commercial Contract” has the meaning set forth in Section 6.11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Key Commercial Contract Counterparty” shall mean a counterparty to any Key Commercial Contract.

“Knowledge” means, with respect to the Seller, (a) for purposes of Article IV, the knowledge, after due inquiry, as of the date of this Agreement, of any of the officers of the Seller identified on Schedule 1.1, and (b) for all other purposes of this Agreement, the knowledge, after due inquiry, as of a specified time, of any of the officers of the Seller identified on Schedule 1.1 or any successor to any such officer holding the same or substantially similar officer position at such time.

“Licensee” means, with respect to the Included Product, a Third Party to whom the Seller or any Affiliate of the Seller has granted a license or sublicense (or any Third Party to whom any such Third Party has granted a license or sublicense) to develop, have developed, make, have made, seek Regulatory Approvals for, distribute, use, have used, import, sell, offer to sell, have sold or otherwise Commercialize such Included Product. As used in this Agreement “Licensee” includes any Third Party to whom the Seller or any Affiliate of the Seller has granted the right (or any Third Party to whom any such Third Party has granted the right) to distribute the Included Product provided that the applicable Third Party that has been granted such right has the right to conduct, or the responsibility for, active sales force promotion of such Included Product anywhere within its distribution territory.

“Licensee Net Sales Percentage” means, with respect to a given Licensee, the portion (expressed as a percentage) of Net Sales of Included Product by such Licensee (or its Affiliates or sublicensees) payable to Seller or its Affiliates by Licensee by way of royalty payments under the terms of the license or sublicense granting rights in the Included Product to such Licensee.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Loss” means any loss, assessment, award, cause of action, claim, charge, cost, expense (including reasonable expenses of investigation and reasonable attorneys’ fees), fine, judgment, liability, obligation or penalty; provided, however that Loss shall not include any lost profits or revenue or consequential, punitive, special or incidental damages except (a) the amount of any Purchased Receivables that are not received by Purchaser due to failure by any Third Party to make payment thereof (other than resulting from any matter described in Section 9.1 (a), (b), (c) or (d)) and (b) any lost profits or revenue or consequential, punitive, special or incidental damages awarded or payable by Purchaser to a Third Party in connection with a claim or action for which Seller is required to indemnify Purchaser pursuant to Section 9.1.

“Manufacturing Approval Condition” means FDA approval of the Included Product developed pursuant to the agreement identified as number 2 on Schedule 4.14(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Marketing Authorization” means, with respect to the Included Product, the Regulatory Approval required by Applicable Law to sell the Included Product in a country or region, including, to the extent required by Applicable Law for the sale of the Included Product, all pricing approvals and government reimbursement approvals.

“Material Adverse Effect” means any event, circumstance or change that would result, individually or in the aggregate, in a material adverse effect, in any respect, on [*].

“Material Contract” has the meaning set forth in Section 4.14(a).

“Material Contract Counterparty” shall mean a counterparty to any Material Contract.

“Net Sales” means, with respect to the Included Product the gross amount billed or invoiced or otherwise recognized as revenue by the Seller in accordance with GAAP in respect of sales or other dispositions of the Included Product in the Territory by the Seller, its Affiliates or Licensees (or any permitted assignee or transferee hereunder) (but not including sales to an Affiliate or Licensee unless the Affiliate or Licensee is the ultimate end user of the Included Product), less the following deductions to the extent included in the gross amount billed or invoiced in respect of sales or other dispositions of the Included Product or otherwise recognized as revenue by the Seller in accordance with GAAP: (a) credits or allowances actually granted for damaged products, returns or rejections of Included Products, or for retroactive price reductions and billing errors; (b) normal and customary trade and quantity discounts, allowances and credits (including chargebacks); (c) excise taxes, sales taxes, duties, VAT taxes and other taxes to the extent imposed upon and paid directly with respect to the sales price, and a pro rata portion of pharmaceutical excise taxes imposed on sales of pharmaceutical products as a whole and not specific to Included Products (such as those imposed by the U.S. Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, as amended) (and excluding in each case national or local taxes based on income); (d) freight, postage, shipping and shipping insurance expense and other transportation charges directly related to the distribution of the Included Product; (e) distribution services agreement fees and other similar amounts allowed or paid to Third Party distributors, including specialty distributors of the Included Product; (f) rebates made with respect to sales paid for by any Governmental Authority, their agencies and purchasers and reimbursers, managed health care organizations, or to trade customers; (g) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to the Included Product; (h) any invoiced amounts that are not collected by the Seller, its Affiliates or Licensees, including bad debts; and (i) any customary or similar payments to the foregoing (a) – (h) that apply to the sale or disposition of pharmaceutical products.

In the event that the Included Product is sold as part of a Combination Product, then Net Sales for such Combination Product, for the purposes of determining the applicable Included Product Payment Amounts and Purchased Receivables, respectively, to be paid, shall be calculated by multiplying the Net Sales of the Combination Product by the fraction: A divided by (A+B), in which A is the average selling price of the Included Product sold in substantial quantities comprising the Compound as the sole therapeutically active ingredient in the applicable country, and B is the average selling price of any product that is sold separately in substantial quantities comprising the other therapeutically active ingredients in such country, in each case during the accounting period in which the sales of the Combination Product were made, or if no sales of such Included Product or product comprising the other therapeutically active ingredients occurred during such period, then such average selling prices as sold during the most recent accounting period in which such sales did occur in such country.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If the Included Product contained in such Combination Product is not sold separately in finished form in such country, the Seller and the Purchaser shall determine Net Sales for such Included Product by mutual agreement based on the relative contribution of such Included Product and each such other active ingredient in such Combination Product in accordance with the above formula, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

“Patent” means any pending (including pursuant to a patent application) or issued patent or continuation, continuation in part, division, extension or reissue thereof, in any country in the world.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Patents.

“Patent Rights” means any Patents that are owned or controlled by the Seller that claim or cover the Included Product.

“Payment Term” means the time period commencing on the date of the First Commercial Sale of the Included Product anywhere in any country in the Territory and expiring on the date upon which the Purchaser has received cash payments in respect of the Purchased Receivables totaling, in the aggregate, one hundred ninety-five percent (195%) of the Purchase Amount, or to the extent that Purchaser’s rights with respect to the Subsequent Closing are terminated pursuant to Section 7.2(b), [*].

“Permitted Debt” means all Indebtedness and other obligations in respect of: (a) any Permitted Debt Facility, (b) any interest rate, foreign exchange or other commodity swap or hedge instruments, (c) any agreement relating to, treasury, depositary and cash management services (including, for the avoidance of doubt, credit cards, merchant cards, purchase cards and debit cards) or automated clearinghouse transfer of funds, (d) any letters of credit, banker’s acceptances or similar credit transaction and (e) all obligations of other Persons of the type referred to in clauses (a), (b), (c) or (d) for the payment of which the Seller or any of its Subsidiaries is responsible or liable as a guarantor or surety.

“Permitted Debt Facility” means one or more indentures, debt facilities or commercial paper facilities, providing for the issuance of notes, revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit, banker’s acceptances and/or similar instruments, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Permitted Debt Creditors” means the lenders, and any administrative agent, collateral agent, security agent or similar agent under any Permitted Debt Facility.

“Permitted Liens” means:

(a)           Liens created in favor of the Purchaser pursuant to this Agreement;

(b)           Liens incurred by the Purchaser;

(c)           inchoate Liens for taxes not yet delinquent or Liens for taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(d)           Liens in respect of property of the Seller imposed by Applicable Law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business and secure payment obligations not yet delinquent and which are not in the aggregate in an amount materially in relation to the value of the Purchased Receivables;

(e)           banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Seller in excess of those required by applicable banking regulations; and

(f)            Liens to secure Permitted Debt.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Purchase Amount” has the meaning set forth in Section 2.2.

“Purchased Receivables” means all of the Seller’s rights, title and interest in and to, free and clear of any and all Liens, that portion of account and royalty receivables arising out of sales of the Included Product in the United States in an amount equal to the Included Product Payment Amount for each Calendar Quarter during the Payment Term.

“Purchaser” has the meaning set forth in the preamble.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Purchaser Representative” means HealthCare Royalty Management, LLC, as collateral agent for the Purchasers.

“Purchaser Account” means such account or accounts as designated by the Purchaser to the Seller in writing from time to time into which the funds held in the Disbursement Account that are owned by the Purchaser pursuant to this Agreement are transferred in accordance with the terms of this Agreement.

“Purchaser Indemnified Party” has the meaning set forth in Section 9.1.
“Purpose” has the meaning set forth in Section 8.1.

“Quarterly Net Sales” means, with respect to any Calendar Quarter, the aggregate amount of Net Sales in the Territory for that Calendar Quarter.

“Quarterly Payment Date” means each [*] following the end of the first Calendar Quarter after First Commercial Sale (provided if any such date is not a Business Day, the Quarterly Payment Date shall be the next succeeding Business Day).

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any jurisdiction.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Included Product may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Recharacterization” has the meaning set forth in Section 6.2.

“Recipient” has the meaning set forth in Section 8.1.

“ROW” means all the countries in the world outside of the United States.

“ROW First Sale Date” has the meaning set forth in Section 3.3(c).

“ROW Fraction” has the meaning set forth in Section 3.3(c).

“ROW Net Sales” has the meaning set forth in Section 3.3(c).

“SEC” means the Securities and Exchange Commission or any successor agency or authority thereto.

“Seller” has the meaning set forth in the preamble.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Seller Account” means such account as designated by the Seller to the Purchaser in writing from time to time into which the funds held in the Disbursement Account that are owned by the Seller (which shall not include Purchased Receivables) pursuant to this Agreement are transferred in accordance with the terms of this Agreement.

“Seller Indemnified Party” has the meaning set forth in Section 9.2.

“Servicer” means Integrated Commercialization Solutions, Inc. or such other supply chain logistical and financial services provider engaged by the Seller and reasonably acceptable to the Purchaser.

“Set-off” means any set-off, off-set, reduction or similar deduction.

“Shortfall Amount” has the meaning set forth in Section 3.3(e)(ii).

“Subsequent Closing Date” has the meaning set forth in Section 7.1.

“Subsidiary” means with respect to any Person (a) any entity as to which such Person directly or indirectly owns, controls or holds with power to vote fifty percent (50%) or more of the outstanding voting securities of such entity or (b) any entity as to which fifty percent (50%) or more of its outstanding voting securities are directly or indirectly owned, controlled or held by such Person with power to vote such securities. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities entitled to elect the board of directors or management board, by contract or otherwise. [*]

“Sweep Period” has the meaning set forth in Section 3.3(b).

“Sweep Percentage” has the meaning set forth in Section 3.3(b) or 3.3(c), as applicable.

“Territory” means worldwide.

“Third Party” means any Person other than (a) the Seller, (b) the Purchaser or (c) an Affiliate of either the Seller or the Purchaser (as applicable).

“Third Party Claim” means any claim, action, suit or proceeding by a Third Party, excluding any lender, officer, directors, employee or agent or other representative of a Party, including any investigation by any Government Authority.

“Transaction Documents” means this Agreement, the Deposit Agreement, the Bill of Sale and each Instruction to Payors.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the backup security interest or any portion thereof granted pursuant to Section 6.2 is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“U.S.” or “United States” means the United States of America, its 50 states, each territory and possession thereof and the District of Columbia.

“U.S. Net Sales Revenue” has the meaning set forth in Section 3.3(a).

“Valid Claim” means, solely with respect to Patents that claim or cover the manufacture, use, sale, offer for sale or import of the Included Product: (a) an issued claim of any issued Patent owned or controlled by the Seller that has not expired, or been revoked, cancelled, become abandoned or disclaimed, been declared invalid and/or unenforceable by a Patent Office or a decision or judgment of a court or other appropriate body of competent jurisdiction; and (b) a claim included in a pending Patent application that is being prosecuted in good faith and that has not been cancelled, withdrawn from consideration, finally determined to be unallowable by the Patent Office or applicable Governmental Authority (from which no appeal is or can be taken), or abandoned or disclaimed; provided, however, that, if a claim of a Patent application has been pending for more than [*] years, such claim will not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent issues with such claim; provided, further, that, for purposes of the foregoing proviso, any newly filed claim which claims essentially the same subject matter as any earlier filed claim shall be considered pending for the same period of time as such earlier filed claim has been pending.

Section 1.2              Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)            An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)            Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(c)            The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(d)            The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)            Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein or in any of the other Transaction Documents) and include any annexes, exhibits and schedules attached thereto.

(f)             References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(g)            References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(h)            The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)             The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.

(j)             In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k)            Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

Article II

PURCHASE AND SALE OF THE PURCHASED RECEIVABLES

Section 2.1              Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Initial Closing Date, the Seller hereby sells, assigns, transfers, conveys and grants to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s rights, title and interest in and to the Purchased Receivables, free and clear of any and all Liens (other than Liens of type described in clauses (a) and (b) of the definition of Permitted Liens).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2.2              Purchase Amount. In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth herein, the Purchaser shall pay (or cause to be paid) to the Seller, or the Seller’s designee, the following:

(a)            on the Initial Closing Date, the sum of fifty million dollars ($50,000,000), in immediately available funds by wire transfer to an account designated in writing by the Seller to the Purchaser prior to the Initial Closing (the “Purchase Amount”); and

(b)            on the Subsequent Closing Date, the sum of one hundred million dollars ($100,000,000), and the term “Purchase Amount” shall thereafter be deemed amended to include the funds paid on the Subsequent Closing Date (i.e., an aggregate of one hundred fifty million dollars ($150,000,000)), less the amount owed by the Seller pursuant to Section 3.7, in immediately available funds by wire transfer to an account designated in writing by the Seller to the Purchaser prior to the Subsequent Closing Date, except to the extent the Purchaser has delivered notice of termination of its obligations pursuant to Section 7.2(a) or the events set forth in Section 7.2(b) have occurred.

Section 2.3              No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Receivables and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain liabilities and obligations of the Seller or the Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

Section 2.4              Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the rights, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller, or any other assets of the Seller, other than the Purchased Receivables and, to the extent provided in the Transaction Documents, the Seller’s interest in all amounts held in the Collection Account or the Disbursement Account. Subject to Section 6.10, the Seller has sole authority and responsibility for the research, development, Commercialization and Exploitation of Included Product.

Article III

PAYMENTS FOR PURCHASED RECEIVABLES

Section 3.1              Payments on Account of the Purchased Receivables.

(a)            In consideration of the Purchaser paying the Purchase Amounts hereunder, and subject to, and as provided in, Sections 3.1(b), 3.2 and 3.3, the Purchaser shall be entitled to the Purchased Receivables.

(b)            [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)            Upon the expiration or termination of the Payment Term, (i) the Seller shall have no further obligations to the Purchaser with respect to the Purchased Receivables that include Included Product in the Territory, and Purchaser will not be entitled to any additional payments in respect of Purchased Receivables and (ii) the Transaction Documents shall terminate. Immediately upon termination of this Agreement pursuant to this Section 3.1(c), (A) all Liens on the Collateral granted to the Purchaser Representative pursuant to this Agreement and the other Transaction Documents shall automatically be released, without the delivery of any instrument or performance of any act by any Person, (B) the Seller shall be permitted, and is hereby authorized to terminate any financing statement which has been filed pursuant to the Transaction Documents, and (C) the Purchaser and the Purchaser Representative shall execute and deliver to, or at the direction of, the Seller, at the Seller’s sole cost and expense, all releases and other documents as the Seller shall reasonably request to evidence any such release.

Section 3.2             Payment Accounts.

(a)            Within [*] days following the Initial Closing Date, the Seller shall establish with the Depositary Bank the Collection Account and the Disbursement Account. Seller shall deliver instructions to all Licensees and account debtors (the “Instruction to Payors”) with respect to proceeds arising from sales of Included Product by Seller in the United States (which instruction shall be in form and substance reasonably satisfactory to the Purchaser and identify each Purchaser as having a right to a receive a portion of such amounts, and a copy of which shall be delivered to the Purchaser promptly following delivery to such Licensee or account debtor) to remit all proceeds payable to Seller in respect of accounts and royalty receivables arising out of sales of Included Product in the United States to the Collection Account; provided that the proceeds of Governmental Receivables arising out of sales of Included Products in the United States may instead be remitted to one or more other U.S.-based accounts, not subject to any liens (other than any banker’s lien under Applicable Law) accounts so long as such accounts are subject to daily sweeps to the Collection Account. To the extent any such proceeds are paid directly to the Seller, Seller shall remit to the Collection Account all such amounts within [*] Business Days of receipt of any such funds. All proceeds and other funds deposited into the Collection Account shall be verified and reconciled by the Servicer and any verified and reconciled funds shall be swept to the Disbursement Account. Funds in the Disbursement Account shall be disbursed in accordance with Section 3.3.

(b)            All fees, expenses and charges owing to the Depositary Bank pursuant to the terms of the Deposit Agreement shall be [*], and shall be paid to the Depositary Bank from the Disbursement Account prior to transfer of any amounts from the Disbursement Account to either the Purchaser Account or the Seller Account, by debiting such fee, expense or charge from the Disbursement Account.

(c)            Notwithstanding anything to the contrary herein, Seller shall have the right from time to time to select a replacement Depositary Bank and establish a replacement Collection Account and a replacement Disbursement Account provided that such replacement Depositary Bank entered into a Deposit Agreement with respect to such replacement accounts and Seller instructs as required pursuant to Section 3.2(a) to Licensees and account debtors to make payments to such new accounts. For purposes of this Agreement, any reference to the “Deposit Agreement,” “Collection Account” or “Disbursement Account” shall refer to such replacement Deposit Agreement, Collection Account, Disbursement Account or Depositary Bank, as the context requires.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.3              Payment Mechanics and Disbursement Account Management.

(a)            Amounts in the Disbursement Account may be disbursed to the Seller Account [*] (or such other longer period as the Parties may mutually agree in writing) (such period, the “Sweep Period”) in an amount for any day equal to the amounts deposited on such day multiplied by the Sweep Percentage (as defined below). The Seller shall provide the Depositary Bank notice no more frequently than [*] of such amount to be disbursed to the Seller Account pursuant to this Section 3.3. On or prior to each Quarterly Payment Date, the Seller shall deliver to the Purchaser a written reconciliation of the amount deposited in the Disbursement Account on each day of the applicable Calendar Quarter and its calculation of the Sweep Percentage.

(b)            Prior to the ROW First Sale Date, the “Sweep Percentage” shall be equal to the following:

[*]

No later than [*] prior to the expected date of the First Commercial Sale of the Included Product outside the United States (the “ROW First Sale Date”), the Parties shall mutually agree upon a good faith estimate of the ratio of Net Sales of Included Product outside the United States (the “ROW Net Sales”) to Net Sales of Included Product within the United States (the “ROW Fraction”). If the Parties are unable to agree upon an estimate of such ROW Fraction, then for the [*] following the ROW First Sale Date, the applicable ROW Fraction shall be deemed to be the average of the ROW Fractions proposed in good faith by each Party, which proposal shall reflect such Party’s commercially reasonable performance expectations for the Included Product during such period. For each Calendar Quarter thereafter, the ROW Fraction shall be revised and shall equal the ratio of ROW Net Sales to Net Sales of Included Product within the United States for the most recently preceding Calendar Quarter for which Net Sales have been reported. In addition, the ROW Fraction may be revised annually pursuant to Section 3.3 (c). Following the ROW First Sale Date, during each Sweep Period, the “Sweep Percentage” shall be calculated as follows:

[*]

(c)            It is the intent of the Parties that the ROW Fraction should reasonably represent the actual distribution of Net Sales in the U.S and the ROW. Accordingly, at least annually, the Parties agree to discuss in good faith whether adjustments should be made to the ROW Fraction and the Sweep Percentage on the basis of actual Net Sales in the Territory during the [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)               During the Payment Term, no later than each Quarterly Payment Date, the Seller shall provide to Purchaser the reports relating to Net Sales of Included Product and calculation of the Purchased Receivables required under Section 3.5.

(e)               During the Payment Term, on each Quarterly Payment Date, and in the following order:

(i)            The Seller shall instruct the Depositary Bank to disburse to the Purchaser Account an amount equal to the lesser of (A) the funds on deposit in the Disbursement Account, and (B) the Purchased Receivables for the immediately preceding Calendar Quarter; and

(ii)           If the amount disbursed to the Purchaser Account pursuant to Section 3.3(e)(i) above is less than the Purchased Receivables to which Purchaser is entitled for the relevant Calendar Quarter, the Seller shall cause the Depositary Bank to disburse such amount pursuant to Section 3.3(e)(i) until such disbursements equal the amount of such shortfall.

(iii)          The Seller shall thereafter be entitled to instruct the Depositary Bank to disburse to the Seller Account an amount equal to the lesser of (A) the funds on deposit in the Disbursement Account as of the end of the immediately preceding Calendar Quarter, and (B) an amount equal to the amount deposited in the Disbursement Account during the immediately preceding Calendar Quarter, minus the amounts disbursed for such Calendar Quarter pursuant to Section 3.3 (e)(i) and (ii) above, minus any amounts disbursed to the Seller Account during such Calendar Quarter.

(f)                Upon any disbursement of any funds from the Disbursement Account to the Seller Account, any security interest hereunder or under the other Transaction Documents granted in the Seller’s’ right, title and interest in, to and under such funds shall be automatically released and terminated.

(g)               All Purchased Receivables required to be paid and not paid to the Purchaser within the time period set forth in Section 3.3(e), shall bear interest at a rate of [*] from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Law. Any such overdue payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

(h)               If Applicable Law requires withholding of income or other taxes imposed upon any payments made by the Seller to the Purchaser under this Agreement, the Seller shall (i) make such withholding payments as may be required, (ii) subtract, or instruct the Depositary Bank to subtract, such withholding payments from such payments, (iii) submit appropriate proof of payment of the withholding taxes to the Purchaser within a reasonable period of time, and (iv) promptly provide the Purchaser with all official receipts with respect thereto. Such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Purchaser (including, for the avoidance of doubt, for the purpose of calculating the amounts payable pursuant to Section 3.3(e)(ii)). Any amounts subtracted from payments pursuant to this Section 3.3(h) shall be disbursed to the Seller for the purpose of making the applicable withholding payments. The Seller shall render the Purchaser reasonable assistance in order to allow the Purchaser to obtain the benefit of any present or future treaty against double taxation, which may apply to such payments.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.4            Mode of Payment/Currency Exchange. All payments made by a Party hereunder shall be made by deposit of U.S. Dollars by wire transfer in immediately available funds into the applicable account. With respect to sales outside the U.S., for the purpose of calculating Net Sales for the purposes of determining the Purchased Receivables payable under Section 3.1, Net Sales shall be calculated in the currency of sale, and then such amounts shall be converted into U.S. Dollars at the monthly rate of exchange utilized by the Seller, in accordance with GAAP, fairly applied and as employed on a consistent basis throughout the Seller’s operations. Should the Seller change its foreign currency translation methodology, the new methodology will be disclosed in writing to the Purchaser prior to its implementation. For clarity, to the extent that the Seller receives a payment from a Third Party in U.S. Dollars on which Purchased Receivables are payable to Purchaser under Section 3.1, the foregoing currency exchange rates shall not apply to such amount, and in particular the Seller will have no obligation to re-calculate any currency conversion that was employed in connection with such Third Party payment.

Section 3.5            Included Product Payment Reports and Records Retention. On or prior to each Quarterly Payment Date, the Seller shall deliver to the Purchaser a written report of the amount of gross sales of the Included Product in each country in which Net Sales occurred during the applicable Calendar Quarter, an itemized calculation of Net Sales on a country-by-country basis, including for any Non-Patent Right Country, and a calculation of the amount of the Purchased Receivables due under Section 3.1(a) in respect of the applicable Calendar Quarter, showing the Applicable Tiered Percentage (or if applicable, the Licensee Net Sales Percentage) applied thereto. For [*] after each sale of the Included Product made by the Seller or any of its Affiliates, the Seller shall keep (and shall ensure that its Affiliates shall keep) complete and accurate records of such sale in sufficient detail to confirm the accuracy of the applicable Purchased Receivables paid pursuant to Section 3.1(a). Seller shall include in each contract of Seller related to the Commercialization of an Included Product entered into on or after the Closing Date, an acknowledgement and consent to the obligations of Seller pursuant to this Section 3.5 and provide that the counterparty to such contract shall furnish to the Seller all information necessary for the Seller to comply with this Section 3.5 and calculate the Purchased Receivables that are payable as set forth in this Agreement.

Section 3.6            Audits.

(a)           Upon the written request of the Purchaser, and not more than [*], the Seller shall permit an independent certified public accounting firm of national prominence selected by the Purchaser, and reasonably acceptable to the Seller, to have access to and to review, during normal business hours and upon not less than [*] prior written notice, the relevant documents and records of the Seller and its Affiliates (to the extent in the possession of the Seller) as may reasonably be necessary to verify the accuracy and timeliness of the reports and payments (including calculation and payment of any Purchased Receivables) made by the Seller under this Agreement. Such review may cover the records for sales of the Included Product and payments of Purchased Receivables and any payments into the Collection Account in any Calendar Year ending no earlier than [*]. The accounting firm shall be permitted to prepare and disclose to the Purchaser a written report stating only [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           If such accounting firm reasonably concludes that any Purchased Receivables were owed and were not paid when due during such period pursuant to the provisions of this Agreement, the Seller shall pay any late or unpaid Purchased Receivables within [*] after the date the Purchaser delivers to the Seller a notice including the accounting firm's written report and requesting such payment. If the amount of the underpayment is greater than the lesser of (i) [*] of the total amount actually owed for the period audited or (ii) [*], then the Seller shall in addition reimburse the Purchaser for all reasonable costs and fees of the accounting firm related to such audit; otherwise, the Purchaser shall pay all costs of the audit. In the event of overpayment, any amount of such overpayment shall be fully creditable against Purchased Receivables payable for the immediately succeeding Calendar Quarter(s). The Purchaser shall (i) treat all information that it receives under this Section 3.6 or under any license agreement of the Seller in accordance with the provisions of Article VIII and (ii) cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the Seller obligating such firm to retain all such information in confidence pursuant to such confidentiality agreement, in each case except to the extent necessary for the Purchaser to enforce its rights under this Agreement.

Section 3.7             Transaction Expenses. Within [*] following the execution date of this Agreement, and whether or not the Closing occurs, Purchaser shall invoice the Seller for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement (including legal fees and expenses, and out-of-pocket expenses incurred in connection with Purchaser’s conduct of its due diligence with respect to such transactions). [*]

Article IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the date of each Closing as follows:

Section 4.1            Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not result in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.2            No Conflicts.

(a)           None of the execution and delivery by the Seller of any of the Transaction Documents to which the Seller is party, the performance by the Seller of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries, except in the case of clause (A) or (B) where any such event would not result in (1) a Material Adverse Effect, or (2) an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables; or (ii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Patent Rights, the Included Product or the Purchased Receivables.

(b)           [*].

Section 4.3             Authorization. The Seller has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Seller is party and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by the Seller. Each of the Transaction Documents to which the Seller is party has been duly executed and delivered by the Seller. Each of the Transaction Documents to which the Seller is party constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.4            Ownership. The Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under (i) the Purchased Receivables, free and clear of all Liens, other than Permitted Liens described in clauses (a) and (b) of such definition, and (ii) the Patent Rights, free and clear of all Liens, other than Permitted Liens. The Seller has duly and legally filed or applied for registration for its ownership interest in the Patent Rights in the appropriate agencies and in the jurisdictions set forth on Schedule 4.11, and the Seller is the exclusive “owner of record” of such Patents in each such jurisdiction. The Purchased Receivables sold, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, assigned, transferred, conveyed or granted by the Seller to any other Person. The Seller has full right to sell, assign, transfer, convey and grant the Purchased Receivables to the Purchaser. Upon the sale, assignment, transfer, conveyance and granting by the Seller of the Purchased Receivables to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Receivables free and clear of all Liens, other than Permitted Liens described in clauses (a) and (b) of such definition, and shall be the exclusive owner of the Purchased Receivables. Seller has not caused, and to the Knowledge of Seller no other Person has caused, the claims and rights of Purchaser created by any Transaction Document in and to the Purchased Receivables and any Additional Collateral, in each case, to be subordinated to any creditor or any other Person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.5            Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Transaction Documents to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, assignment, transfer, conveyance and granting of the Purchased Receivables to the Purchaser) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements and those previously obtained.

Section 4.6            No Litigation. There is no action, suit, arbitration proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal, and including by or before a Governmental Authority) pending or, to the Knowledge of the Seller, threatened by or against the Seller or any of its Subsidiaries, at law or in equity, that (i) if adversely determined, would result in (A) a Material Adverse Effect, or (B) an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables, or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party.

Section 4.7            Solvency. The Seller has determined that, and by virtue of its entering into the transactions contemplated by the Transaction Documents to which the Seller is party and its authorization, execution and delivery of the Transaction Documents to which the Seller is party, the Seller’s incurrence of any liability hereunder or thereunder or contemplated hereby or thereby is in its own best interests. Upon consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the fair saleable value of the Seller’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) the Seller will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) the Seller will not have unreasonably small capital with which to engage in its business and will not be unable to pay its debts as they mature, (e) the Seller has not incurred, will not incur and does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (f) the Seller will not have become subject to any Bankruptcy Event and (g) the Seller will not have been rendered insolvent within the meaning of any Applicable Law. No step has been taken or is intended by the Seller or, to its Knowledge, any other Person to make the Seller subject to a Bankruptcy Event.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.8            Tax Matters. The Seller has never filed any tax return or report under any name other than its exact legal name. The Seller has filed (or caused to be filed) all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books and except where any such failure to file or pay would not result in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables.

Section 4.9            No Brokers’ Fees. The Seller has not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 4.10          Compliance with Laws. None of the Seller or any of its Subsidiaries (a) has violated or is in violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with or been given notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would result in (i) a Material Adverse Effect, or (ii) an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables. Each of the Seller and any Subsidiary of the Seller is in compliance with the requirements of all Applicable Laws, a breach of any of which would result in a Material Adverse Effect, or an adverse effect, in any respect, on the timing, amount or duration of the Purchased Receivables or the right of the Purchaser to receive the Purchased Receivables.

Section 4.11          Intellectual Property Matters.

(a)           [*].

(b)           [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           There are no unpaid maintenance or renewal fees payable by the Seller to any Third Party that currently are overdue for any of the Patent Rights. To the Knowledge of the Seller, each individual associated with the filing and prosecution of the Patent Rights, including the named inventors of the Patent Rights, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of each of the Patent Rights (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(d)           Subsequent to the issuance of the Patent Rights, the Seller has not filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Patent Rights. No allowable or allowed subject matter of the Patent Rights is subject to any competing conception claims of allowable or allowed subject matter of any Patents of any Third Party and have not been the subject of any interference, re-examination or opposition proceedings.

(e)           There is no pending or, to the Knowledge of the Seller, threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summons, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding, claim or inter partes review (other than standard patent prosecution before a Patent Office) (collectively, “Disputes”) challenging the legality, validity, enforceability or ownership of any of the Patent Rights or that would reasonably be expected to give rise to any Set-off against the payments due to the Purchaser under this Agreement. To the Knowledge of the Seller, there are no Disputes by or with any Third Party against the Seller involving the Included Product. The Patent Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, change, settlement or other disposition of a Dispute.

(f)            [*]

(g)           To the Knowledge of the Seller, there is no Third Party infringing any Patent Rights.

(h)           [*].

Section 4.12           Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Purchase Amount shall be used by the Seller for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 4.13           Regulatory Compliance. To the Seller’s Knowledge, the Seller, its Subsidiaries and their agents are in material compliance with all statutes, rules and regulations of the FDA and any regulatory authority with respect to the evaluation, testing, manufacturing and distributing of the Included Product, including those related to investigational use or premarket clearance, current “Good Manufacturing Practices”, current “Good Laboratory Practices”, current “Good Clinical Practices”, labeling, advertising, record keeping, reporting of adverse events, filing of reports and security in those countries in which the Seller or any of its Subsidiaries is conducting clinical trials for the Included Product. Neither the Seller nor any of its Subsidiaries has received from any Governmental Authority any Forms 483, notices of adverse findings or warning letters or other correspondence in which such Governmental Authority asserted that the operations of the Seller or any of its Subsidiaries may not be in material compliance with Applicable Laws, orders, judgments or decrees in connection with their respective activities relating to the Included Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.14          Material Contracts.

(a)           Schedule 4.14(a) hereto contains a list of each contract or other agreement that is material to [*] the Included Product (including, without limitation, all waivers, amendments, supplements and other modifications thereto) (each, a “Material Contract”). As of the Closing Date, the Seller has provided a true and complete copy of each of the Material Contracts to the Purchaser in the electronic data room.

(b)           Except as separately disclosed in writing to Purchaser referencing this Section 4.14(b), neither Seller nor any Material Contract Counterparty is in breach or default of any Material Contract and no circumstances or grounds exist that would, upon the giving of notice, the passage of time or both, give rise (i) to a claim by Seller or any Material Contract Counterparty of a breach or default of any Material Contract, or (ii) to a right of rescission, termination, revision, setoff, or any other rights, by any Person, in, to or under any Material Contract. Seller has not received from, or delivered to, any Material Contract Counterparty, any notice alleging a breach or default under any Material Contract, which breach or default has not been cured as of the date hereof.

(c)           Each Material Contract is a valid and binding obligation of Seller and, to the Knowledge of Seller, of the applicable Material Contract Counterparty, enforceable against each of Seller and, to the Knowledge of Seller, each applicable Material Contract Counterparty in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally. Seller has not received any notice from any Material Contract Counterparty or any other Person challenging the validity or enforceability of any Material Contract. Neither Seller, nor to the Knowledge of Seller, any other Person, has delivered or intends to deliver any written notice to Seller or a Material Contract Counterparty challenging the validity or enforceability of any Material Contract.

Section 4.15          Bankruptcy. Neither Seller nor to the Knowledge of Seller, any Material Contract Counterparty is contemplating nor planning to commence any case, proceeding or other action relating to Material Contract Counterparty’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.16           Office Locations; Names.

(a)           The chief place of business, the chief executive office and each office where Seller keeps its records regarding the Purchased Receivables are, as of the date hereof, each located at 270 East Grand Avenue, South San Francisco, CA 94080.

(b)           Seller (or any predecessor by merger or otherwise) has not, within the five (5) year period preceding the date hereof, had a name that differs from its name as of the date hereof.

Article V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The entities constituting collectively the Purchaser hereby represent and warrant, separately (and not jointly), to the Seller as of the date of each Closing (except to the extent otherwise set forth in Section 5.8) as follows:

Section 5.1             Organization. Such entity is an entity of the type set forth on Annex I duly organized, validly existing and in good standing under the laws of its state of formation and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted.

Section 5.2             No Conflicts. None of the execution and delivery by such entity of any of the Transaction Documents to which it is party, the performance by it of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which such entity or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which such entity is a party or by which such entity or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of such entity, except in the case of clause (i) where any such event would not result in a material adverse effect on the ability of such entity to consummate the transactions contemplated by the Transaction Documents.

Section 5.3             Authorization. Such entity has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which such entity is party, and the performance by it of its obligations hereunder and thereunder, have been duly authorized by it. Each of the Transaction Documents to which such entity is party has been duly executed and delivered by it. Each of the Transaction Documents to which such entity is party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.4             Governmental and Third Party Authorizations. The execution and delivery by such entity of the Transaction Documents to which it is party, the performance by it of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 5.5.

Section 5.5             No Litigation. There is no action, suit, arbitration proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal and including by or before a Governmental Authority) pending or, to the knowledge of such entity, threatened by or against such entity, at law or in equity, that challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is party.

Section 5.6             Access to Information. Such entity acknowledges that it has (a) reviewed such documents and information relating to the Patent Rights and the Included Product and (b) had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller concerning the Patent Rights and the Included Product, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Receivables in accordance with the terms of this Agreement. Such entity has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Receivables in accordance with the terms of this Agreement.

Section 5.7             No Brokers’ Fees. Such entity has not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 5.8             Funds Available. As of the date hereof, such entity has sufficient funds on hand to satisfy its obligations to pay the Purchase Amount due and payable on the Initial Closing Date and has sufficient funds under commitment to it to satisfy its obligations to pay the Purchase Amount due and payable on the Subsequent Closing Date. Such entity acknowledges and agrees that its obligations under this Agreement are not contingent on obtaining financing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article VI

COVENANTS

The Parties hereto covenant and agree as follows:

Section 6.1             True Sale. The Purchaser and the Seller intend and agree that the sale, conveyance, assignment and transfer of the Purchased Receivables shall constitute a true sale by the Seller to the Purchaser of the Purchased Receivables that is absolute and irrevocable and that provides the Purchaser with the full benefits and detriments of beneficial ownership of the Purchased Receivables, and neither the Purchaser nor the Seller intends the transactions contemplated hereunder to be a financing transaction, borrowing or a loan from the Purchaser to the Seller. The Seller disclaims any beneficial ownership interest in the Purchased Receivables upon execution of this Agreement and each of the Seller and the Purchaser waives any right to contest or otherwise assert that this Agreement is other than a true, absolute and irrevocable sale and assignment by the Seller to the Purchaser of the Purchased Receivables under Applicable Law, which waiver will be enforceable against the applicable Party in any bankruptcy, insolvency or similar proceeding relating to such Party. The Seller authorizes and consents to the Purchaser filing, including with the Secretary of State of the State of Delaware, one or more UCC financing statements (and continuation statements with respect to such financing statements when applicable) or other instruments and notices, in such manner and in such jurisdictions as in the Purchaser’s determination may be necessary or appropriate to evidence the purchase, acquisition and acceptance by the Purchaser of the Purchased Receivables hereunder and to perfect and maintain the perfection of the Purchaser’s ownership in the Purchased Receivables and the security interest in the Purchased Receivables granted by the Seller to the Purchaser pursuant to Section 6.2; provided that the Purchaser will provide the Seller with a reasonable opportunity to review any such financing statements (or similar documents) prior to filing and the collateral identified in any such financing shall be limited to a legally sufficient description of the “Collateral” as defined herein and proceeds and products thereof. For greater certainty, the Purchaser will not file this Agreement in connection with the filing of any such financing statements (or similar documents) but may file a summary or memorandum of this Agreement if required under Applicable Laws providing for such filing. For sake of clarification, the foregoing statements in this Section 6.1 shall not bind either Party regarding the reporting of the transactions contemplated hereby for GAAP or SEC reporting purposes.

Section 6.2             Collateral Matters.

(a)           Precautionary Security Interest in Purchased Receivables. Without limiting the provisions of Section 6.1, in an abundance of caution to address the possibility that, notwithstanding that the Seller and the Purchaser expressly intend and expect for the sale, conveyance, assignment and transfer of the Purchased Receivables hereunder to be a true and absolute sale and assignment for all purposes, to protect the interests of the Purchaser in the event that such sale and assignment is recharacterized as something other than a true sale or such sale will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), the Seller does hereby grant to the Purchaser, a continuing security interest of first priority in all of the Seller’s right, title and interest in, to and under the Purchased Receivables, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of the Purchaser as security for the prompt and complete payment of a loan deemed to have been made in an amount equal to Purchase Amount together with the performance when due of all of the Seller’s obligations now or hereafter existing under this Agreement and the other Transaction Documents, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office and to the extent the Purchased Receivables constitute an asset and not an obligation of the Seller, be perfected and prior to all other Liens thereon, other than Permitted Liens, to the extent that such security interest in the Collateral can be perfected under the UCC by the filing of financing statement in such filing office. In the event of a Recharacterization, the Purchaser will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other Applicable Law, which rights and remedies will be cumulative. The Parties intend that this Agreement shall constitute a security agreement in respect of such security interest. For the avoidance of doubt, a Recharacterization in any one jurisdiction shall not constitute a Recharacterization, or otherwise impact the characterization of the Purchased Receivables in any other jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Security Interest in Additional Collateral. Seller hereby grants to the Purchaser Representative a security interest in all of Seller’s right, title and interest in, to and under the Additional Collateral, for the benefit of the Purchaser as security for the prompt and complete payment and performance when due of the obligations of Seller hereunder in respect of the Purchased Receivables owing to the Purchaser, which security interest will, upon execution of the Deposit Agreement, be perfected and prior to all other Liens thereon (other than Permitted Liens). The Purchaser Representative agrees that it shall not send an “activation notice” (as defined in the Deposit Agreement) or otherwise assert exclusive control over the Collection Account or the Disbursement Account until after the occurrence of a Bankruptcy Event or the breach by Seller of the Transaction Documents, which (if curable) shall remain uncured for a period in excess of 2 days after notice thereof is provided by the Purchaser.

Section 6.3             Update Meetings. During the Payment Term, but subject to Section 9.4, until the date upon which Seller has paid to the Purchaser an amount in Purchased Receivables equal to the Purchase Amount, the Purchaser shall be entitled to a [*] update call or meeting, as follows: at the Purchaser’s request, members of the senior management team of each Party shall meet up to (a) until each of the Approval Conditions and the Manufacturing Approval Condition have been satisfied, [*] in each Calendar Year and (b) after each of the Approval Conditions and the Manufacturing Approval Condition have been satisfied, [*] in each Calendar Year (in each case, which may be in-person at the Seller’s headquarters, or via teleconference or videoconference) in order for the Seller to review with the Purchaser the [*] Net Sales for the preceding [*] and the related reports delivered by the Seller pursuant to Section 3.5 and to discuss the status and the historical and potential performance of the Included Product and any regulatory developments. Seller shall also provide to Purchaser no later than [*] days prior to such update meetings, a list of the Key Commercial Contracts entered into, amended, modified, restated, supplemented, cancelled, terminated or waived during the preceding [*], or any Key Commercial Contracts then in progress or under negotiation, including the identity of the Key Commercial Contract Counterparty, and shall provide Purchaser with reasonably requested information relating to the purpose and content of such Key Commercial Contracts and reasons for any of the foregoing events relating thereto. Any information disclosed by either Party during such update meetings or calls or provided to the Purchaser pursuant to its request shall be considered “Confidential Information” of the disclosing Party subject to the terms of Article VIII.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.4             Notices.

(a)           To the extent permitted by Applicable Law, promptly after receipt by the Seller of notice of any action, suit, claim, demand, dispute, investigation, arbitration or other proceeding (commenced or threatened) relating to the Included Product, the transactions contemplated by any Transaction Document, or to the Purchased Receivables, the Seller shall (i) inform the Purchaser in writing of the receipt of such notice and the substance thereof and (ii) if such notice is in writing, furnish the Purchaser with a copy of such notice and any related materials with respect thereto, and if such notice is not in writing, furnish to the Purchaser a written summary describing in reasonable detail the contents thereof.

(b)           To the extent permitted by Applicable Law, promptly following receipt by the Seller of any written notice, claim or demand challenging the legality, validity, enforceability or ownership of any of the Patent Rights or pursuant to which any Third Party commences or threatens any action, suit or other proceeding against the Seller and relating to the Included Product, the Seller shall (i) inform the Purchaser in writing of such receipt and (ii) furnish the Purchaser with a copy of such notice, claim or demand, or if such notice is not in writing, furnish to the Purchaser a written summary describing in reasonable detail the contents thereof.

(c)           Seller shall promptly (and in any event within three (3) Business Days) provide Purchaser with copies of any material information, reports and notices if the contents of such information, report or notice could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(d)           The Seller shall provide the Purchaser with prompt written notice after the Seller has Knowledge of any of the following: (i) the occurrence of a Bankruptcy Event in respect of the Seller or any Material Contract Counterparty; (ii) any material breach or default by the Seller of or under any covenant, agreement or other provision of any Transaction Document; (iii) any representation or warranty made by the Seller in any of the Transaction Documents or in any certificate delivered to the Purchaser pursuant to this Agreement shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or (iv) any change, effect, event, occurrence, state of facts, development or condition that would result in a Material Adverse Effect.

(e)           The Seller shall notify the Purchaser in writing not less than 10 days prior to any change in, or amendment or alteration of, the Seller’s (i) legal name, (ii) form of legal entity or (iii) jurisdiction of organization.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.5             Public Announcement.

(a)            As soon as reasonably practicable following the Closing Date, one or both of the Parties shall issue a mutually agreed to press release substantially in the applicable form attached hereto as Exhibit B. Except as required by Applicable Law (including disclosure requirements of the SEC, the NASDAQ Global Market or any other stock exchange on which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

(b)            The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including proposed redaction of certain provisions of this Agreement) with the SEC, the NASDAQ Global Market or any other stock exchange or Governmental Authority on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms of this Agreement proposed to be redacted, if any; provided that each Party shall ultimately retain control over what information to disclose to the SEC, the NASDAQ Global Market or any other stock exchange or Governmental Authority, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any Governmental Authorities which are consistent with redacted versions previously filed with any other Governmental Authorities. Other than such obligation, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ Global Market or any other stock exchange or Governmental Authority. For clarity, once a public announcement or other disclosure is made by a Party in accordance with this Section 6.5, then no further consent or compliance with this Section 6.5 shall be required for any substantially similar disclosure thereafter.

Section 6.6             Further Assurances.

(a)           Subject to the terms and conditions of this Agreement, each Party hereto will use its commercially reasonable efforts to take, or cause to be taken, as may be reasonably requested by the other Party, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents, including to (i) perfect the sale, assignment, transfer, conveyance and granting of the Purchased Receivables to the Purchaser pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Receivables free and clear of all Liens (other than Permitted Liens and other Liens permitted by the Transaction Documents), (iii) create, evidence and perfect the back-up security interest granted to the Purchaser Representative pursuant to Section 6.2 and (iv) enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document, including following the Closing Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           The Seller and the Purchaser shall cooperate and provide assistance as reasonably requested by the other Party hereto, at the expense of such other Party hereto (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other Party hereto, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions contemplated herein or therein or the Purchased Receivables but in all cases excluding any litigation brought by the Seller (for itself or on behalf of any Seller Indemnified Party) against the Purchaser or brought by the Purchaser (for itself or on behalf of any Purchaser Indemnified Party) against the Seller.

(c)           The Seller shall comply with all Applicable Laws with respect to the Transaction Documents and the Purchased Receivables except where any non-compliance would not result in a Material Adverse Effect.

(d)           The Seller shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit or circumscribe any of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such rights) or create, incur, assume or suffer to exist any Lien, upon or with respect to the Purchased Receivables or the Additional Collateral (other than Permitted Liens), or agree to do or suffer to exist any of the foregoing; provided that Seller shall be permitted to incur Indebtedness, including Permitted Debt, in connection with which Seller may grant to the Permitted Debt Creditors a first priority security lien in Seller’s right, title and interest in, to and under, the Collateral and the proceeds thereof, in each case, other than to the extent of the Purchased Receivables (provided that any proceeds released to Purchaser from the Disbursement Account shall be free and clear of any such security interest) and Purchaser and the Purchaser Representative shall enter into a reasonably acceptable intercreditor agreement or similar agreement with any Permitted Debt Creditor, so long as the terms of such Indebtedness and any intercreditor agreement do not prohibit, or purport to subordinate, any payments under the Transaction Documents in respect of the Purchased Receivables (it being agreed that an intercreditor agreement incorporating the terms set forth on Exhibit C shall be deemed reasonably acceptable) and, if requested by Seller or any Permitted Debt Creditor (or agent or representative thereof), Purchaser Representative shall enter into an amended or replacement Deposit Agreement that extends perfection in the Collection Account and the Disbursement Account to the Permitted Debt Creditor, which may be through “control” by the Purchaser Representative over the Additional Collateral for purposes of Section 9-104 of the UCC or other method of control for such purposes reasonably acceptable to the Purchaser Representative. Seller shall obtain and maintain any required consents, approvals, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of any agreement to which it is party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           Without the prior written consent of Purchaser, neither Seller nor any Subsidiary of Seller shall take any act or fail to take any act that would reasonably be expected to result in a Material Adverse Effect with respect to an Included Product, the Purchased Receivables or Purchaser’s rights under the Transaction Documents.

Section 6.7             Patent Rights. The Seller shall (a) take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary or desirable to preserve diligently and maintain the Patent Rights, including payment of maintenance fees or annuities, at the sole expense of the Seller and (b) diligently defend (and enforce) the Patent Rights against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in any jurisdiction (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) , (c) diligently defend against any claim or action by any other Person that the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Included Product as currently contemplated infringes on any patent or other intellectual property rights of any other Person or constitutes misappropriation of any other Person’s trade secrets or other intellectual property rights, and (d) when available in respect of the Included Product and where applicable obtain patent listing in the FDA Electronic Orange Book or apply for similar data exclusivity where available in other countries in which Net Sales of Included Product occur, in each case of (a) through (d), except where failure to do so would not reasonably be expected to have a Material Adverse Effect. The Seller shall not exercise and enforce its applicable rights in any manner that would result in a breach of this Agreement.

Section 6.8             Tax Matters.

(a)           Notwithstanding anything in this Agreement to the contrary, the Parties intend the transactions contemplated under this Agreement to be characterized as and treated as a sale of the Purchased Receivables for all U.S. tax purposes and each Party shall prepare and file all tax returns and reports in a manner consistent with that characterization. The Parties agree that this Agreement does not, and they do not intend this Agreement to, create a contractual partnership for U.S. federal income tax purposes. [*] The Purchaser understands that, consistent with the qualified cost sharing arrangement, the Seller and the foreign affiliate intend to enter into an agreement, contemporaneously with the Seller entering into this Purchase and Sale Agreement, that will obligate the foreign affiliate to make payments to the Seller equal to the amount of the Included Product Payment Amount resulting from Net Sales that occur outside the United States.

(b)           The Parties hereto agree not to take any position that is inconsistent with the provisions of this Section 6.8 on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other Party hereto has consented to such actions or (ii) the Party hereto that contemplates taking such an inconsistent position has been advised by nationally recognized tax counsel in writing that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 6.8. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to this Section 6.8, the Parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 6.8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.9             Existence. The Seller shall (a) preserve and maintain its existence, (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not result in a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would result in a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement, and (d) comply with its organizational documents (provided, however, that nothing in this Section 6.9 shall prohibit the Seller from entering into any merger, consolidation or amalgamation with, or selling or otherwise transferring all or substantially all of its assets or all or substantially of its assets related to the Included Product to, any other Person in a transaction that complies with Section 10.4).

Section 6.10           Commercialization of the Included Product. Seller shall use Commercially Reasonable and Diligent Efforts to prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain, Marketing Authorization in the United States for the Included Product. Seller shall not withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, Marketing Authorization in the United States once obtained. Following the receipt of a Marketing Authorization in any country, the Seller agrees to use Commercially Reasonable and Diligent Efforts, itself or through one or more Subsidiaries or Licensees, to Commercialize the Included Product in each such country.

Section 6.11           Material Contracts.

(a)           [*]

(b)           Seller shall use Commercially Reasonable and Diligent Efforts in selecting the applicable Material Contract Counterparty to a Material Contract and negotiating and agreeing to the terms of such Material Contract (or any amendment, modification, restatement, cancellation, supplement, termination or waiver thereof).

(c)           The Seller shall, and shall cause its Subsidiaries to, comply with all material terms and conditions of and fulfill all material obligations under each Material Contract or Key Commercial Contract to which any of them is party. Upon the occurrence of a breach of any such Material Contract or Key Commercial Contract by any other party thereto, which would reasonably be expected to result in a Material Adverse Effect, the Seller shall use Commercially Reasonable and Diligent Efforts to seek to enforce all of its (or its Subsidiary’s) rights and remedies thereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           To the extent (i) Seller sells or otherwise disposes of its right, title and/or interest in and to the Included Product to a Third Party, either on a worldwide or jurisdiction by jurisdiction basis, and the terms of such sale or disposition does not include the payment of royalties to Seller in respect of Net Sales in an amount equal to or greater than the Applicable Tiered Percentage or (ii) otherwise enters into any agreement, arrangement or understanding pursuant to which a Third Party is entitled to the Exploitation or Commercialization of the Included Product, but such agreement, arrangement or understanding does not include the payment of royalties in respect of Net Sales to Seller in an amount equal to or greater than the Applicable Tiered Percentage, then Seller shall cause such Third Party to (A) instruct all Licensees of such Third Party and account debtors (which instruction shall be in form and substance reasonably satisfactory to the Purchaser and identify Purchaser as having a right to a receive a portion of such amounts, and a copy of which shall be delivered to the Purchaser promptly following delivery to such Licensee or account debtor) to remit all proceeds payable to such Third Party in respect of accounts and royalty receivables arising out of sales of Included Product in the United States to the Collection Account to be disbursed in accordance with Section 3.2 and 3.3 (as if such Third Party were the Seller for purposes thereof), in each case, in a manner that preserves Purchaser’s right to receive the Applicable Tiered Percentage of Net Sales and (B) be bound by the terms of this Section 6.11(d); provided that this Section 6.11(d) shall not apply to any sale, disposal, agreement arrangement or understanding pursuant to which no proceeds are payable.

Section 6.12           Adverse Effect. Notwithstanding anything to the contrary in this Agreement, Seller shall not take any action or abstain from taking any action, directly or indirectly, which action or abstinence could have the effect of altering the terms and conditions of this Agreement or the other Transaction Documents (or any ancillary documents thereto) in a manner adverse to the Purchaser.

Article VII

THE CLOSINGS

Section 7.1             Closing. Subject to the terms of this Agreement, the closings of the transactions contemplated hereby (each, a “Closing”) shall take place on

(a)           for the initial Closing (the “Initial Closing” and the date hereof, the “Initial Closing Date”) at the offices of Cooley LLP at 3175 Hanover Street, Palo Alto, CA 94304, or such other place as the parties hereto mutually agree; and

(b)           for the subsequent Closing (the “Subsequent Closing”), on the fifth (5th) Business Day (the “Subsequent Closing Date”) following the written notification from Seller of satisfaction of the condition set forth on Exhibit D at the offices of Cooley LLP at 3175 Hanover Street, Palo Alto, CA 94304, or such other place as the parties hereto mutually agree.

Section 7.2             Conditions to Subsequent Closing.

(a)           The obligations of the Purchaser relating to the Subsequent Closing shall be subject to (i) the receipt of the items identified in Section 7.3(b), (ii) no Bankruptcy Event with respect to the Seller shall have occurred and be continuing and (iii) the satisfaction of the condition set forth on Exhibit D; provided that (A) if the condition set forth on Exhibit D is not satisfied on or before September 1, 2018, Purchaser shall have the right, but not the obligation to terminate Purchaser’s rights and Seller’s obligations relating to the Subsequent Closing by delivering notice of such termination to Seller, and (B) if the condition set forth on Exhibit D is not satisfied on or before October 1, 2018, Seller’s obligations with respect to Section 2.2(b) shall not apply, and Purchaser’s rights with respect to the Subsequent Closing shall automatically terminate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Notwithstanding Section 7.2(a), if Seller is acquired by a Third Party at any time after the Effective Date and prior to the occurrence of the condition set forth on Exhibit D, Seller’s obligations with respect to Section 2.2(b) shall not apply, and Purchaser’s rights with respect to the Subsequent Closing shall automatically terminate.

Section 7.3             Closing Deliverables of the Seller.

(a)           At the Initial Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(i)            the Bill of Sale executed by the Seller; and

(ii)           a certificate of an executive officer of the Seller (the statements made in which shall be true and correct on and as of the applicable Closing Date): (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers; and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the Applicable Laws of such jurisdiction,

(b)           At the Subsequent Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(i)            a certificate of an executive officer of the Seller (the statements made in which shall be true and correct on and as of the applicable Closing Date): (A) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) confirming that resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated herein and therein remain in full force and effect; and (B) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the Applicable Laws of such jurisdiction;

(ii)           a certificate of an executive officer of the Seller certifying the satisfaction of the condition set forth on Exhibit D; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)          a certificate of an executive officer of the Seller certifying that the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.10, 4.11, 4.13, 4.15 and 4.16 are true and correct on and as of the applicable Closing Date;

Section 7.4             Closing Deliverables of the Purchaser.

(a)           At the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(i)            the Bill of Sale executed by the Purchaser; and

(ii)           payment of the Purchase Amount in accordance with Section 2.2(a).

(b)           At the Subsequent Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(i)            the Bill of Sale executed by the Purchaser; and

and

(ii)           payment of the second portion of the Purchase Amount in accordance with Section 2.2(b).

Article VIII

CONFIDENTIALITY

Section 8.1             Confidentiality; Permitted Use. During the Payment Term and for a period of [*] years thereafter, each Party shall maintain in strict confidence all Confidential Information and materials disclosed or provided to it by the other Party, except as approved in writing in advance by the disclosing Party, and shall not use or reproduce the disclosing Party’s Confidential Information for any purpose other than as required to carry out its obligations and exercise its rights pursuant to this Agreement (the “Purpose”). The Party receiving such Confidential Information (the “Recipient”) agrees to institute measures to protect the Confidential Information in a manner consistent with the measures it uses to protect its own most sensitive proprietary and confidential information, which must not be less than a reasonable standard of care. Notwithstanding the foregoing, the Recipient may permit access to the disclosing Party’s Confidential Information to those of its employees or authorized representatives having a need to know such information for the Purpose and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein. Each Party shall be responsible for the breach of this Agreement by its employees or authorized representatives. Each Party shall immediately notify the other Party upon discovery of any loss or unauthorized disclosure of the other Party’s Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.2             Exceptions. The obligations of confidentiality and non-use set forth in Section 8.1 shall not apply to any portion of Confidential Information that the Recipient or its Affiliates can demonstrate was: (a) known to the general public at the time of its disclosure to the Recipient or its Affiliates, or thereafter became generally known to the general public, other than as a result of actions or omissions of the Recipient, its Affiliates, or anyone to whom the Recipient or its Affiliates disclosed such portion; (b) known by the Recipient or its Affiliates prior to the date of disclosure by the disclosing Party; (c) disclosed to the Recipient or its Affiliates on an unrestricted basis from a source unrelated to the disclosing Party and not known by the Recipient or its Affiliates to be under a duty of confidentiality to the disclosing Party; or (d) independently developed by the Recipient or its Affiliates by personnel that did not use the Confidential Information of the disclosing Party in connection with such development.

Section 8.3             Permitted Disclosures. The obligations of confidentiality and non-use set forth in Section 8.1 shall not apply to the extent that the receiving Party or its Affiliates: (a) is required to disclose Confidential Information pursuant to: (i) an order of a court of competent jurisdiction; (ii) Applicable Laws; (iii) regulations or rules of a securities exchange; (iv) requirement of a Governmental Authority for purposes related to development or commercialization of an Included Product, or (v) the exercise by each Party of its rights granted to it under this Agreement or its retained rights or as required to perfect Purchaser’s rights under the Transaction Documents; or (b) discloses such Confidential Information solely on a “need to know basis” to Affiliates, potential or actual: acquirers, merger partners, licensees, permitted assignees, collaborators (including Licensees), subcontractors, investment bankers, investors, limited partners, partners, lenders, or other financial partners, and their respective directors, employees, contractors and agents, or (c) provides a copy of this Agreement or any of the other Transaction Documents to the extent requested by an authorized representative of a U.S. or foreign tax authority, (d) discloses Confidential Information in response to a routine audit or examination by, or a blanket document request from, a Governmental Entity; provided that (A) such Third Party or person or entity in subsection (b) agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article VIII; and (B) in the case of (a)(i) through (iv), to the extent permitted by Applicable Law, the Recipient shall provide prior written notice thereof to the disclosing Party and provide the opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor.

Section 8.4             Return of Confidential Information. Each Party shall return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession upon termination or expiration of this Agreement, or destroy such Confidential Information; provided, however, that each Party shall be entitled to retain one (1) copy of such Confidential Information of the other Party for legal archival purposes and/or as may be required by Applicable Law and neither Party shall be required to return, delete or destroy Confidential Information or any electronic files or any information prepared by such Party that have been backed-up or archived in the ordinary course of business consistent with past practice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article IX

INDEMNIFICATION

Section 9.1             Indemnification by the Seller. The Seller agrees to indemnify and hold each of the Purchaser and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party arising out of (a) any breach of any representation, warranty or certification made by the Seller in any of the Transaction Documents or certificates given by the Seller to the Purchaser in writing pursuant to this Agreement or any other Transaction Document, (b) any breach of or default under any covenant or agreement by the Seller to the Purchaser pursuant to any Transaction Document, (c) any Excluded Liabilities and Obligations and (d) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (i) that results from the bad faith or willful misconduct of such Purchaser Indemnified Party, or (ii) to the extent resulting from acts or omissions of the Seller based upon the written instructions from any Purchaser Indemnified Party. With respect to indemnification by the Seller pursuant to this Section 9.1, (A) the Seller’s maximum liability shall not exceed an amount equal to (1) one hundred and ninety five percent (195%) of the Purchase Amount, minus (2) the aggregate amount collected or received by the Purchaser (and any direct or indirect transferee of the Purchaser to whom any interest in the Purchased Receivables is transferred) in respect of the Purchased Receivables, minus (3) the aggregate amount collected or received by the Purchaser (and any direct or indirect transferee of the Purchaser to whom any interest in the Purchased Receivables is transferred) pursuant to the exercise of its rights under this Section 9.1 (without duplication of any amounts received pursuant to clause (2)); provided, however, that such limitations on recovery shall not be applicable if the Seller’s indemnification obligations results from or arises out of the fraud, willful misconduct or gross negligence of Seller.

Section 9.2             Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party arising out of (a) any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents or certificates given by the Purchaser in writing pursuant hereto or thereto, (b) any breach of or default under any covenant or agreement by the Purchaser pursuant to any Transaction Document and (c) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i) that results from the bad faith or willful misconduct of such Seller Indemnified Party, (ii) to the extent resulting from acts or omissions of the Purchaser based upon the written instructions from any Seller Indemnified Party or (iii) for any matter in respect of which any Purchaser Indemnified Party would be entitled to indemnification under Section 9.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 9.3             Procedures. If any Third Party Claim shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 9.1 or Section 9.2, the indemnified party shall, promptly after receipt of notice of the commencement of any such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 9.1 or Section 9.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 9.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not, subject to the immediately succeeding sentence, be liable to such indemnified party under this Article IX for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any continuing material obligation or restrictions on such indemnified party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 9.4             Other Claims. A claim by an indemnified party under this Article IX for any matter not involving a Third Party Claim and in respect of which such indemnified party seeks indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party, which notice shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this Article IX for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses. For all purposes of this Section 9.4, the Seller shall be entitled to deliver such notice of demand to the Purchaser on behalf of the Seller Indemnified Parties, and the Purchaser shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties. Within thirty (30) days after receipt by the indemnifying party of any such notice, the indemnifying party may deliver to the indemnified party that delivered the notice a written response in which the indemnifying party (a) agrees that the indemnified party is entitled to the full amount of the Losses claimed in the notice from the indemnified party; (b) agrees that the indemnified party is entitled to part, but not all, of the amount of the Losses claimed in the notice from the indemnified party; or (c) indicates that the indemnifying party disputes the entire amount of the Losses claimed in the notice from the indemnified party. If the indemnified party does not receive such a response from the indemnifying party within such thirty (30)-day period, then the indemnifying party shall be conclusively deemed to have agreed that the indemnified party is entitled to the full amount. If the indemnifying party and the indemnified party are unable to resolve any dispute relating to any amount of the Losses claimed in the notice from the indemnified party within thirty (30) days after the delivery of the response to such notice from the indemnifying party, then the parties shall be entitled to resort to any legal remedy available to such party to resolve such dispute that is provided for in this Agreement, subject to all the terms, conditions and limitations of this Agreement.

Section 9.5             Exclusive Remedy. Except for any claims for specific performance pursuant to Section 10.2, the indemnification afforded by this Article IX shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by the Purchaser Indemnified Parties against the Seller, and the Seller Indemnified Parties against the Purchaser, as the case may be, in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document, in each case other than any breach or default resulting from the fraud or willful misconduct of such party, provided that any action, suit or proceeding brought with respect to any such claim shall be subject to the monetary limitation on recovery by indemnification pursuant to Section 9.1 (in the aggregate with any other amounts that are subtracted from the Purchase Amount in determining the monetary limitation on recovery by indemnification pursuant to Section 9.1).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 9.6             Limitations. The Purchaser acknowledges and agrees that, other than the representations and warranties of the Seller specifically contained in Article IV, there are no representations or warranties of the Seller or any other Person either expressed or implied with respect to the Included Product Payment Amounts, Net Sales, the Patent Rights, the Purchased Receivables, the Included Product, this Agreement or the transactions contemplated hereby or in any of the other Transaction Documents or otherwise, and that it does not rely on, and shall have no remedies in respect of, any representation or warranty not specifically set forth in Article IV. Without limiting the foregoing, the Purchaser acknowledges and agrees that (i) the Purchaser, together with its Affiliates and their respective representatives, have made their own investigation of the Included Product Payment Amounts, Net Sales, the Patent Rights, the Purchased Receivables, the Included Product, the creditworthiness of the Seller and its Affiliates, this Agreement and the transactions contemplated hereby and in the other Transaction Documents and are not relying on, and shall have no remedies in respect of, any implied warranties or upon any representation or warranty whatsoever (other than any representation or warranty specifically set forth in Article IV), and (ii) except as expressly set forth in any representation or warranty in Article IV, the Purchaser shall have no claim or right regarding Losses pursuant to this Article IX (or otherwise) with respect to any information, documents or materials furnished or made available to the Purchaser or any of its Affiliates or its or its Affiliates’ representatives in any data room, presentation, interview or in any other form or manner relating to the transactions contemplated hereby or by any of the other Transaction Documents.

Article X

MISCELLANEOUS

Section 10.1           Survival. All representations, warranties and covenants made herein and in any other Transaction Document or any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The rights hereunder to indemnification and payment of Losses under Article IX or to seek specific performance under Section 10.2 based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

Section 10.2           Specific Performance. Each of the Parties hereto acknowledges that the other Party hereto will have no adequate remedy at law if the other Party fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the Parties hereto agrees that the other Party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement without the necessity of posting a bond or proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of the Transaction Documents. The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable law or inequitable for any reason.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 10.3           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier (costs prepaid and receipt requested), (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by electronic transmission (other than facsimile transmission) with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Seller, to:

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, CA 94080

Attention: [*]
Telephone: [*]
Email: [*]

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94304

Attention: Robert Jones

Telephone: [*]

Email: [*]

if to the Purchaser, to:

HealthCare Royalty Management, LLC

on behalf of each entity constituting the Purchaser

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: [*]

[*]

Email: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy (which shall not constitute notice) to:

HealthCare Royalty Management, LLC

on behalf of each entity constituting the Purchaser

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: Chief Legal Officer

Email: [*]

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attn: Ira J. Schacter

E-mail: [*]

Each Party hereto may, by notice given in accordance herewith to the other Party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 10.4           Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Seller shall not be entitled to assign any of its obligations and rights under this Agreement without the prior written consent of the Purchaser; provided that the Seller may, without the consent of the Purchaser, assign any of its obligations or rights under this Agreement to any (a) Affiliate receiving an assignment of the right to Exploit or Commercialize the Included Product and receive underlying Net Sales generating Purchased Receivables; provided that the Seller continues to be liable for all of its obligations under this Agreement or (b) any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets or all or substantially of its assets related to the Included Product, provided that with respect to clause (a) or (b), the assignee under any such assignment agrees to be bound by the terms of the Transaction Documents and furnishes a written agreement to such effect to the Purchaser. The Purchaser may assign any of its obligations and rights hereunder without restriction to any entity or entities other than a Competitor; provided that the obligations of Seller pursuant to Articles III and VI shall remain solely obligations to Purchaser unless Purchaser has assigned the entirety to its obligations and rights hereunder to a single Person. The Purchaser shall give notice of any such assignment to the Seller promptly after the occurrence thereof. The Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents. Any purported assignment of rights or obligations in violation of this Section 10.4 will be void.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 10.5                    Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other Party hereto or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 10.6                    Entire Agreement. This Agreement, together with the Exhibits hereto (which are incorporated herein by reference) and the other Transaction Documents, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties hereto with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits hereto or the other Transaction Documents) has been made or relied upon by either Party hereto.

Section 10.7                    Governing Law.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OR CHOICE OF FORUM OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(a)            Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Applicable Law, in such federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b)            Each of the Parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.7(b). Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)            Each of the Parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by Applicable Law. Each of the Parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 10.8                   Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

Section 10.9                    Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

Section 10.10                  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 10.11                  Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Parties hereto. No failure or delay by either Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either Party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 10.12                  No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a Party. The Seller shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Seller Indemnified Parties and the Purchaser shall enforce any legal or equitable right, remedy or claim under or with respect to this Agreement for the benefit of the Purchaser Indemnified Parties.

Section 10.13                  Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ William Lis
Name: William Lis
Title: Chief Executive Officer

HEALTHCARE ROYALTY PARTNERS III, L.P.

By: HealthCare Royalty GP III, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

HEALTHCARE ROYALTY PARTNERS II, L.P.

By: HealthCare Royalty GP II, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative HCRP OVERFLOW FUND, L.P.

By: HCRP Overflow Fund GP, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

MOLAG HEALTHCARE ROYALTY, LLC

By: HCRP MGS Account Management, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.1

KNOWLEDGE PERSONS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.11
PATENT RIGHTS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portola Ref. No.	Country	Status	Application No.	Filing Date	Patent No.	Patent Issue Date	Status	Projected Term	Owner
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.14(A)

MATERIAL CONTRACTS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

FORM OF BILL OF SALE

This BILL OF SALE is dated as of February 2, 2017 (the “Closing Date”) by Portola Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), in favor of HealthCare Royalty Partners III, L.P., a Delaware limited partnership; HealthCare Royalty Partners II, L.P., a Delaware limited partnership; HCRP Overflow Fund, L.P., a Delaware limited partnership; and MOLAG Healthcare Royalty, LLC, a Delaware limited liability company (collectively, the “Purchaser”).

RECITALS

WHEREAS, the Seller and the Purchaser are parties to that certain Purchase and Sale Agreement, dated as of the Closing Date (the “Agreement”), pursuant to which, among other things, the Seller agrees to sell, assign, transfer, convey and grant to the Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in, to and under the Purchased Receivables, for the consideration described in the Agreement; and

WHEREAS, the parties hereto now desire to carry out the purposes of the Agreement by the execution and delivery of this instrument evidencing the Purchaser’s purchase, acquisition and acceptance of the Purchased Receivables;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Agreement and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Seller, by this Bill of Sale, does hereby sell, assign, transfer, convey and grant to the Purchaser, and the Purchaser does hereby purchase, acquire and accept, the Purchased Receivables.

2.	The parties hereto acknowledge that the Purchaser is not assuming any of the Excluded Liabilities and Obligations.

3.	This Bill of Sale (i) is made pursuant to, and is subject to the terms of, the Agreement and (ii) shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and permitted assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to the Purchaser.

4.	THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OR CHOICE OF FORUM OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.	This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

6.	The following terms as used herein shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities entitled to elect the board of directors or management board, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Annual Net Sales” means, with respect to any Calendar Year, the aggregate amount of worldwide Net Sales in the Territory for that Calendar Year.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Applicable Tiered Percentage” means the percentage based on the applicable portion of Annual Net Sales and the Purchase Amount, as set forth in the chart below, and calculated as follows: (a) with respect to a Purchase Amount pursuant to Section 2.2(a) only, the percentage set forth in the applicable row of column 1, or (b) with respect to a Purchase Amount pursuant to both Section 2.2(a) and Section 2.2(b) of the Agreement, the sum of (i) the percentage set forth in the applicable row of column 1, plus (ii) the percentage set forth in the applicable row of column 2:

Royalty Tiers based on Annual Net Sales	1. If the Purchase Amount is Pursuant to Section 2.2(a) of the Agreement Only	2. If the Purchase Amount is Pursuant to Section 2.2 (b) of the Agreement, Add to Column 1:

A. Portion of Annual Net Sales less than or equal to $150,000,000	2.0%	5.85%
B. Portion of Annual Net Sales exceeding $150,000,000 and less than or equal to $[*]	2.0%	[*]%
C. Portion of Annual Net Sales in excess of $[*]	2.0%	1.58%

provided that as illustrated in the financial analysis separately provided and agreed to by the Parties, (a) if the Approval Condition has not been satisfied before [*] then each of the percentages set forth in the applicable rows of column 1 shall be increased by [*]% for each Calendar Quarter, starting with [*], until the Approval Condition has been satisfied and, in addition, (b) if the Manufacturing Approval Condition has not been satisfied before October 1, 2018, then each of the percentages set forth in the applicable row of column 1 shall be increased by [*] for each Calendar Quarter starting with [*], until [*].

“Approval Conditions” means either (a) the satisfaction of the condition set forth on Exhibit D of the Agreement, or (b) the receipt from the EMA of Marketing Authorization for the Included Product.

“Calendar Quarter” means, for the first calendar quarter, the period beginning on the Closing Date and ending on the last day of the calendar quarter in which the Closing Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Calendar Year” means (a) for the first such Calendar Year the period beginning on First Commercial Sale of the Included Product and ending on December 31 of the year in which such First Commercial Sale occurs, (b) for each year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last year of the Term, the period beginning on January 1 of the year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Combination Product” means an Included Product that is comprised of or contains the Compound in addition to one or more additional active ingredients (whether co-formulated or co-packaged) that are neither the Compound nor generic or other non-proprietary compositions of matter. Pharmaceutical dosage form vehicles, adjuvants and excipients shall be deemed not to be “active ingredients”.

“Compound” means andexanet alfa, a modified human fXa protein [*].

“Dollar” or the sign “$” means United States dollars.

“EMA” means the European Medicines Agency or any successor agency or authority thereto.

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.3 of the Agreement.

“FDA” means the U.S. Food and Drug Administration or any successor agency or authority thereto.

“First Commercial Sale” means, with respect to the Included Product in the Territory, the first arm’s-length sale, transfer or disposition for value to a Third Party of the Included Product in any country in the Territory after Marketing Authorization for the Included Product has been obtained in such country; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Licensee unless the Affiliate or Licensee is the ultimate end user of the Included Product or (b) any use of the Included Product in clinical trials, pre-clinical studies or other research or development activities, or disposal or transfer of the Included Product for a bona fide charitable purpose.

“GAAP” means generally accepted accounting principles in effect as the standard financial accounting guidelines in the United States from time to time (consistently applied and on a basis consistent with the accounting policies, practices, procedures, valuation methods and principles used in preparing the Seller’s financial statements), and any successor thereto. For clarity, to the extent a transition in generally accepted accounting principles would substantively change the recognition of revenue with respect to Net Sales (as currently defined) and its calculation as set forth in the Agreement, then the Parties shall meet and discuss in good faith an adjustment payment and amendment to the definitions hereunder to address the changes in accounting principles affecting the calculation of the Purchased Receivables.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Included Product” means any pharmaceutical or biological composition containing the Compound, including the product currently trademarked in the United States as AndexXaTM. For clarity, references in this Bill of Sale to “an” Included Product or to “the” Included Product refer to any Included Product.

“Included Product Payment Amount” means, for each Calendar Quarter, an amount equal to the Applicable Tiered Percentage multiplied by the Quarterly Net Sales for such Calendar Quarter. For clarity, the Applicable Tiered Percentage used to calculate the Included Product Payment Amount for a given Calendar Quarter will be based on the aggregate Net Sales in the Territory billed or invoiced in such Calendar Quarter and all prior Calendar Quarters in the applicable Calendar Year. Notwithstanding the foregoing, on a country-by-country basis, if, in any given Calendar Quarter, (a) there is no Valid Claim in such country (a “Non-Patent Right Country”) where Net Sales are being made by a Licensee (and not by Portola or any Affiliate), and (b) the Licensee Net Sales Percentage applicable to the Quarterly Net Sales of the Included Product in such Non-Patent Right Country is less than the Applicable Tiered Percentage on Quarterly Net Sales in countries in which a Valid Claim exists, then the Included Product Payment Amount payable on Quarterly Net Sales for such Non-Patent Right Country shall be an amount equal to the Licensee Net Sales Percentage multiplied by the Quarterly Net Sales in such Non-Patent Right Country, solely during such Calendar Quarters in which the foregoing subsection (b) applies. Illustrative calculations for the Included Product Payment Amount have been separately provided and agreed to by the Parties.

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services (except (i) trade accounts payable that arise in the ordinary course of business, (ii) payroll liabilities and deferred compensation, and (iii) any purchase price adjustment, royalty, earnout, milestone payments, contingent payment or deferred payment of a similar nature incurred in connection with any license, lease, contract research and clinic trial arrangements or acquisition), (d) any obligation of such Person as lessee under a capital lease (under GAAP as in effect on the date hereof), (e) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (f) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other guaranty issued by such other Person, (g) any Indebtedness of others secured by a Lien on any asset of such Person and (i) any Indebtedness of others guaranteed by such Person; provided that intercompany loans among the Seller and its Affiliates shall not constitute Indebtedness.

“Licensee” means, with respect to the Included Product, a Third Party to whom the Seller or any Affiliate of the Seller has granted a license or sublicense (or any Third Party to whom any such Third Party has granted a license or sublicense) to develop, have developed, make, have made, seek Regulatory Approvals for, distribute, use, have used, import, sell, offer to sell, have sold or otherwise Commercialize such Included Product. As used in this Bill of Sale, “Licensee” includes any Third Party to whom the Seller or any Affiliate of the Seller has granted the right (or any Third Party to whom any such Third Party has granted the right) to distribute the Included Product provided that the applicable Third Party that has been granted such right has the right to conduct, or the responsibility for, active sales force promotion of such Included Product anywhere within its distribution territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Licensee Net Sales Percentage” means, with respect to a given Licensee, the portion (expressed as a percentage) of Net Sales of Included Product by such Licensee (or its Affiliates or sublicensees) payable to Seller or its Affiliates by Licensee by way of royalty payments under the terms of the license or sublicense granting rights in the Included Product to such Licensee.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Manufacturing Approval Condition” means FDA approval of the Included Product developed pursuant to the agreement identified as number 2 on Schedule 4.14(a) of the Agreement.

“Marketing Authorization” means, with respect to the Included Product, the Regulatory Approval required by Applicable Law to sell the Included Product in a country or region, including, to the extent required by Applicable Law for the sale of the Included Product, all pricing approvals and government reimbursement approvals.

“Net Sales” means, with respect to the Included Product the gross amount billed or invoiced or otherwise recognized as revenue by the Seller in accordance with GAAP in respect of sales or other dispositions of the Included Product in the Territory by the Seller, its Affiliates or Licensees (or any permitted assignee or transferee hereunder) (but not including sales to an Affiliate or Licensee unless the Affiliate or Licensee is the ultimate end user of the Included Product), less the following deductions to the extent included in the gross amount billed or invoiced in respect of sales or other dispositions of the Included Product or otherwise recognized as revenue by the Seller in accordance with GAAP: (a) credits or allowances actually granted for damaged products, returns or rejections of Included Products, or for retroactive price reductions and billing errors; (b) normal and customary trade and quantity discounts, allowances and credits (including chargebacks); (c) excise taxes, sales taxes, duties, VAT taxes and other taxes to the extent imposed upon and paid directly with respect to the sales price, and a pro rata portion of pharmaceutical excise taxes imposed on sales of pharmaceutical products as a whole and not specific to Included Products (such as those imposed by the U.S. Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, as amended) (and excluding in each case national or local taxes based on income); (d) freight, postage, shipping and shipping insurance expense and other transportation charges directly related to the distribution of the Included Product; (e) distribution services agreement fees and other similar amounts allowed or paid to Third Party distributors, including specialty distributors of the Included Product; (f) rebates made with respect to sales paid for by any Governmental Authority, their agencies and purchasers and reimbursers, managed health care organizations, or to trade customers; (g) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to the Included Product; (h) any invoiced amounts that are not collected by the Seller, its Affiliates or Licensees, including bad debts; and (i) any customary or similar payments to the foregoing (a) – (h) that apply to the sale or disposition of pharmaceutical products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In the event that the Included Product is sold as part of a Combination Product, then Net Sales for such Combination Product, for the purposes of determining the applicable Included Product Payment Amounts and Purchased Receivables, respectively, to be paid, shall be calculated by multiplying the Net Sales of the Combination Product by the fraction: A divided by (A+B), in which A is the average selling price of the Included Product sold in substantial quantities comprising the Compound as the sole therapeutically active ingredient in the applicable country, and B is the average selling price of any product that is sold separately in substantial quantities comprising the other therapeutically active ingredients in such country, in each case during the accounting period in which the sales of the Combination Product were made, or if no sales of such Included Product or product comprising the other therapeutically active ingredients occurred during such period, then such average selling prices as sold during the most recent accounting period in which such sales did occur in such country.

If the Included Product contained in such Combination Product is not sold separately in finished form in such country, the Seller and the Purchaser shall determine Net Sales for such Included Product by mutual agreement based on the relative contribution of such Included Product and each such other active ingredient in such Combination Product in accordance with the above formula, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

“Patent” means any pending (including pursuant to a patent application) or issued patent or continuation, continuation in part, division, extension or reissue thereof, in any country in the world.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Patents.

“Patent Rights” means any Patents that are owned or controlled by the Seller that claim or cover the Included Product.

“Payment Term” means the time period commencing on the date of the First Commercial Sale of the Included Product anywhere in any country in the Territory and expiring on the date upon which the Purchaser has received cash payments in respect of the Purchased Receivables totaling, in the aggregate, one hundred ninety-five percent (195%) of the Purchase Amount, or to the extent that Purchaser’s rights with respect to the Subsequent Closing are terminated pursuant to Section 7.2(b) of the Agreement, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Purchase Amount” has the meaning set forth in Section 2.2 of the Agreement.

“Purchased Receivables” means all of the Seller’s rights, title and interest in and to, free and clear of any and all Liens, that portion of account and royalty receivables arising out of sales of the Included Product in the United States in an amount equal to the Included Product Payment Amount for each Calendar Quarter during the Payment Term.

“Quarterly Net Sales” means, with respect to any Calendar Quarter, the aggregate amount of Net Sales in the Territory for that Calendar Quarter.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any jurisdiction.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Included Product may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Territory” means worldwide.

“U.S.” or “United States” means the United States of America, its 50 states, each territory and possession thereof and the District of Columbia.

“Valid Claim” means, solely with respect to Patents that claim or cover the manufacture, use, sale, offer for sale or import of the Included Product: (a) an issued claim of any issued Patent owned or controlled by the Seller that has not expired, or been revoked, cancelled, become abandoned or disclaimed, been declared invalid and/or unenforceable by a Patent Office or a decision or judgment of a court or other appropriate body of competent jurisdiction; and (b) a claim included in a pending Patent application that is being prosecuted in good faith and that has not been cancelled, withdrawn from consideration, finally determined to be unallowable by the Patent Office or applicable Governmental Authority (from which no appeal is or can be taken), or abandoned or disclaimed; provided, however, that, if a claim of a Patent application has been pending for more than five (5) years, such claim will not constitute a Valid Claim for the purposes of the Agreement unless and until a Patent issues with such claim; provided, further, that, for purposes of the foregoing proviso, any newly filed claim which claims essentially the same subject matter as any earlier filed claim shall be considered pending for the same period of time as such earlier filed claim has been pending.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the day and year first written above.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ William Lis
Name: William Lis
Title: Chief Executive Officer

HEALTHCARE ROYALTY PARTNERS III, L.P.

By: HealthCare Royalty GP III, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

HEALTHCARE ROYALTY PARTNERS II, L.P.

By: HealthCare Royalty GP II, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative HCRP OVERFLOW FUND, L.P.

By: HCRP Overflow Fund GP, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

MOLAG HEALTHCARE ROYALTY, LLC

By: HCRP MGS Account Management, LLC,
its general partner

By:	/s/ Clark B. Futch
Name: Clark B. Futch
Title: Authorized Representative

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF PRESS RELEASE

Portola Pharmaceuticals Signs $150 Million Royalty Agreement with HealthCare Royalty Partners for Development and
Commercialization of Andexanet Alfa

SOUTH SAN FRANCISCO, Calif., Feb. 03, 2017 (GLOBE NEWSWIRE) -- Portola Pharmaceuticals, Inc.®(Nasdaq:PTLA) today announced that it has signed a $150 million royalty agreement with HealthCare Royalty Partners (HCR). Under the terms of the agreement, Portola received $50 million at closing and may receive an additional $100 million upon U.S. Food and Drug Administration (FDA) approval of AndexXaTM (andexanet alfa) in exchange for a tiered, mid-single-digit royalty based on worldwide sales of the agent. The agreement is subject to a maximum total royalty payment of 195 percent of the $150 million funded by HCR, at which time the agreement would expire.

“We are looking forward to partnering with HCR on this financing, which will provide us with capital to fund our operations in a non-dilutive manner and successfully launch this potentially life-saving agent for the benefit of tens of thousands of patients,” said Bill Lis, chief executive officer of Portola.

“We are very pleased to partner with Portola to help fund the development and commercialization of andexanet alfa. Once approved, it will be the first antidote available for the increasing number of patients admitted to the hospital with a major bleeding episode who currently have no options to reverse the effect of anticoagulation,” said Dr. Warren Cooper, chief medical officer and managing director at HCR.

Clarke Futch, managing partner and chairman of HCR’s Investment Committee added, “This transaction provides capital to Portola to further the development and commercialization of andexanet alfa, which we believe will have a significant impact on the lives of affected patients.”

Portola will use the proceeds for continued clinical and regulatory activities and for planned development and commercialization of andexanet alfa, an FDA-designated Breakthrough Therapy. Andexanet alfa is in development as a potential antidote for Factor Xa inhibitors. Portola received a Complete Response Letter from the FDA regarding its Biologics License Application for andexanet alfa in August 2016, and expects to resubmit the application in the first half of 2017. In the EU, the European Medicines Agency is reviewing the Marketing Authorization Application for andexanet alfa.

About HealthCare Royalty Partners

HCR is a private investment firm that purchases royalties and uses debt-like structures to invest in commercial or near-commercial stage life science assets. HCR has $3.4 billion in cumulative capital commitments with offices in Stamford (CT), San Francisco and Boston. Over the past decade, HCR's senior professionals have completed more than 60 healthcare investments. For more information, visit www.healthcareroyalty.com.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Portola Pharmaceuticals, Inc.

Portola Pharmaceuticals is a biopharmaceutical company developing product candidates that could significantly advance the fields of thrombosis and other hematologic diseases. The Company is advancing three programs, including betrixaban, an oral, once-daily Factor Xa inhibitor; AndexXaTM (andexanet alfa), a recombinant protein designed to reverse the anticoagulant effect in patients treated with an oral or injectable Factor Xa inhibitor; and cerdulatinib, a Syk/JAK inhibitor in development to treat hematologic cancers. Portola's partnered program is focused on developing selective Syk inhibitors for inflammatory conditions. For more information, visit www.portola.com and follow the Company on Twitter @Portola_Pharma.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding development of our product candidates, our regulatory applications and estimated timelines associated therewith. Risks that contribute to the uncertain nature of the forward-looking statements include: failure to obtain regulatory approval for one or more of our product candidates, failure to achieve U.S. FDA approval in a timely and sufficient manner to receive the additional $100 million in funding from HCR, whether or not there will be sales of or royalties on andexanet alfa, our belief that the funds will be sufficient to fund our operations, our expectation that we will incur losses for the foreseeable future and needs for additional funds to commercialize one or more of our product candidates; the results of our clinical trials related to the efficacy and safety of our product candidates; our potential inability to manufacture our product candidates on a commercial scale in a timely or cost-efficient manner; the accuracy of our estimates regarding expenses and capital requirements; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates; and our ability to retain key scientific or management personnel. These and other risks and uncertainties are described more fully in our most recent filings with the Securities and Exchange Commission, including our most recent quarterly report on Form 10-Q, which was filed on November 7, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

BASIC INTERCREDITOR TERMS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

SECOND CLOSING CONDITION

1.            First Regulatory Approval of a Biologics License Application by the FDA for the Included Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX I

PURCHASER ENTITIES

1.     HealthCare Royalty Partners III, L.P., a Delaware limited partnership

2.     HealthCare Royalty Partners II, L.P., a Delaware limited partnership

3.     HCRP Overflow Fund, L.P., a Delaware limited partnership

4.     MOLAG Healthcare Royalty, LLC, a Delaware limited liability company

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.